Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in her capacity as an officer of GASE Energy, Inc. (formerly known as “Great East Energy, Inc.,” the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

(1)  The Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 26, 2015

/s/ Larysa Prymenko
Larysa Prymenko Chief Executive Officer, Chief Financial Officer and Director (principal executive officer, principal financial officer and principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to GASE Energy, Inc. (formerly, “Great East Energy, Inc.”) and will be retained by GASE Energy, Inc. (formerly, “Great East Energy, Inc.”) and furnished to the Securities and Exchange Commission or its staff upon request.